Exhibit 10.1

ORRSTOWN FINANCIAL SERVICES, INC.

RESTRICTED STOCK SHARE GRANT AGREEMENT
Pursuant to the 2011 Incentive Stock Plan

This Restricted Stock Grant Agreement (this “Agreement”) is delivered by Orrstown Financial Services, Inc., a Pennsylvania corporation (the “Company”), pursuant to the Summary of Grant delivered with this Agreement to the individual named in the Summary of Grant (the "Participant"). The Summary of Grant, which specifies the Participant, the date as of which the grant is made (the "Date of Grant"), the vesting schedule and other specific details of the grant is incorporated herein by reference.

1.    Grant of Restricted Stock. Upon the terms and conditions set forth in this Agreement and in the Company’s 2011 Incentive Stock Plan (the “Plan”), the Company hereby grants to the Participant the number of restricted stock shares set forth in the Summary of Grant (the "Restricted Stock Shares"). The Participant hereby accepts and agrees to the restrictive covenant provisions set forth in Section 10 of this Agreement, agrees to be bound by such restrictive covenant provisions and understands that this Agreement will be void and of no effect if the Participant does not agree to be bound by such restrictive covenant provisions and return the acknowledgement to the Company within the applicable time period set forth in the Summary of Grant. The Participant also acknowledges the receipt of a copy of the Plan and that copies of the Plan are available from the Human Resources Department of the Company or by contacting the Company’s Human Resources Department at 717-709-3018. Each Restricted Stock Share will entitle the Participant to receive, at such time as is determined in accordance with the provisions of this Agreement, one fully paid, unrestricted share of common stock of the Company (the "Company Stock"). This Agreement is made pursuant to the Plan and is subject in its entirety to all applicable provisions of the Plan. Capitalized terms used herein and not otherwise defined will have the meanings set forth in the Plan. The Participant agrees to be bound by all of the terms and conditions of the Plan.

2.    Vesting of Restricted Stock Shares.

(a)    The Restricted Stock Shares will become vested as set forth in the Summary of Grant, provided that the Participant continues to be employed by, or provide service to, the Employer through the Vesting Date (as defined in the Summary of Grant).

(b)    Except as set forth in the Summary of Grant, if the Participant ceases to be employed by, or provide service to, the Employer for any reason prior to the Vesting Date, the Participant will forfeit all rights to receive shares of Company Stock hereunder and the Participant will not have any rights with respect to any portion of the shares of Company Stock that have not yet become vested as of the date the Participant ceases to be employed by, or provide service to, the Employer.

3.    Issuance of Company Stock. One share of Company Stock will be issued to the Participant for each vested Restricted Stock Share in accordance with the Issuance Schedule set forth in the Summary of Grant. Any Restricted Stock Shares not vested will be forfeited. Participant understands and agrees that all Restricted Stock Shares that are not fully vested at the time Participant no longer is eligible to participate under this Agreement shall be returned to Company. In no event will any fractional shares of Company Stock be issued. Accordingly, the total number of shares of Company Stock to be issued pursuant to this Agreement will, to the extent necessary, be rounded down to the next whole share of Company Stock in order to avoid the issuance of a fractional share.

4.    Tax Consequences.

(a)    The Participant acknowledges that the Company has not advised the Participant regarding the Participant's income tax liability in connection with the grant or vesting of the Restricted Stock Shares and the delivery of unrestricted shares of Company Stock in connection therewith. The Participant has reviewed with the Participant's own tax advisors the federal, state, and local tax consequences of the grant and vesting of the Restricted Stock Shares

Exhibit 10.1

and the delivery of unrestricted shares of Company Stock in connection therewith as contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) will be responsible for the Participant's own tax liability that may arise as a result of the transactions contemplated by this Agreement.

(b)    Unless the Compensation Committee of the Company’s Board of Directors (the “Committee”) provides otherwise, the number of shares of Company Stock issued to the Participant with respect to the Restricted Stock Shares will be reduced by a number of shares of Company Stock sufficient to satisfy the amount of any federal, state or local income and employment taxes associated with the issuance of shares of Company Stock. Notwithstanding the foregoing, the Company or its affiliate, collectively referred to as Employer may require that the Participant receiving any distribution or payment hereunder pay to the Employer the amount of any federal, state or local income and employment taxes that the Employer is required to withhold with respect to such payment, or the Employer may deduct from other compensation paid by the Employer the amount of any federal, state or local income and employment taxes due with respect to the Restricted Stock Shares. In no event will the amount of withholding exceed the minimum applicable withholding tax rate for federal (including FICA), state, local and other tax liabilities.

5.    Rights of Participant.

(a)     Prior to the issuance, if any, of unrestricted shares of Company Stock to the Participant with respect to vested Restricted Stock Shares pursuant to the Issuance Schedule set forth in the Summary of Grant, the Participant will not have any rights of a shareholder of the Company on account of the Restricted Stock Shares, other than to vote said Restricted Stock Shares.

(b)    Notwithstanding the foregoing, if any dividend or other distribution, whether regular or extraordinary and whether payable in cash, securities or other property (other than shares of Company Stock), is declared and paid on the outstanding Company Stock prior to the issuance of unrestricted shares of Company Stock with respect to the Restricted Stock Shares pursuant to the vesting schedule (i.e.. those shares are otherwise issued and outstanding for purposes of entitlement to the dividend or distribution), then a special book account will be established for the Participant and credited with a phantom dividend equal to the actual dividend or distribution which would have been paid on the Restricted Stock Shares subject to this Agreement had shares been issued unrestricted with respect to such Restricted Stock Shares and been outstanding and entitled to that dividend or distribution. The phantom dividend equivalents so credited will vest at the same time as the Restricted Stock Shares to which they relate and will be distributed to the Participant (in the same form the actual dividend or distribution was paid to the holders of the Company Stock entitled to that dividend or distribution or in such other form as the Committee deems appropriate) concurrently with the issuance of shares of Company stock with respect to the vested Restricted Stock Shares pursuant the Issuance Schedule set forth in the Summary of Grant.

6.    Restrictions on Issuance of Company Stock. The obligation of the Company to deliver unrestricted shares of Company Stock to the Participant with respect to vested Restricted Stock Shares will be subject to the condition that if at any time the Committee will determine in its discretion that the listing, registration or qualification of the shares of Company Stock upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of shares of Company Stock, the shares of Company Stock may not be issued in whole or in part unless such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Committee.

7.    Recoupment Policy. The Participant agrees that the Participant will be subject to any compensation, clawback and recoupment policies that may be applicable to the Participant as an employee of the Company, as in effect from time to time and as approved by the Board of Directors, the Committee or a duly authorized committee thereof, whether or not approved before or after the Date of Grant.

8.    Successors and Assigns. Except to the extent otherwise provided in this Agreement, the provisions of this Agreement will inure to the benefit of, and be binding upon, the Company and its successors and assigns. During the

Exhibit 10.1

period prior to the Payment Date, the right to receive shares of Company Stock may not be assigned, transferred, pledged or otherwise disposed of by the Participant, except as permitted under the Plan or by the Committee. Any attempt to assign, transfer, pledge or otherwise dispose of the right to receive shares of Company Stock contrary to the provisions the Summary of Grant, this Agreement and the Plan, and the levy of any execution, attachment or similar process upon the right to receive the shares, will be null, void and without effect.

9.     Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the Restricted Stock Shares granted hereby and may not be changed orally but only by an instrument in writing signed by the party against whom enforcement of any change, modification or extension is sought.

10.    Restrictive Covenants. As a condition of receiving this Agreement, the Participant hereby acknowledges and agrees that during the period in which the Participant is employed by, or providing service to the Company, and for the Restrictive Covenant Period (as defined below) following the date on which the Participant ceases to be employed by, or provide service to the Company for any reason, the Participant will comply with the following restrictive covenants. The restrictive covenants set forth herein supersede and replace any and all other non- competition and non-solicitation restrictions and obligations the Participant may be subject to and if there is a conflict between comparable restrictions the non-competition and non-solicitation restrictions set forth herein will control.

(a)    Non-Competition. The Participant will not, without the Company's prior written consent, directly for him or herself or any third party, become engaged in any business or activity with a Competitor (as defined below). This provision will not restrict the Participant from owning or investing in publicly traded securities of financial institutions, so long as the Participant's aggregate holdings in any financial institution do not exceed ten percent (10%) of the outstanding capital stock of such institution.

(b)    Non-Solicitation of Customers and Prospects. The Participant will not solicit any person who was a customer of the Company or any Affiliate, which the Participant had known or should have known after reasonable inquiry during the last ten years of the Participant's employment or service with the Company or an Affiliate, to become or retained as a customer, or solicit on behalf of a Competitor potential customers who are or were identified through leads developed during the last three years of the Participant's employment or service with the Company or any Affiliate, or otherwise divert or attempt to divert to a Competitor any existing business of the Company or any Affiliate.

(c)    Non-Solicitation of Employees. The Participant will not, directly for him or herself or any third party, solicit, induce, recruit or cause another person in the employment of the Company or any Affiliate to terminate his or her employment for the purposes of joining, associating, or becoming employed with any business or activity which is in competition with any services or financial products sold, or any business or activity engaged in, by Company or any Affiliate.

(d)    Enforcement. The Participant understands that in the event of a violation of any provision of this Section, the Company or any Affiliate has the right to seek injunctive relief, in addition to any other existing rights provided in the Plan, with Agreement, or by operation of law, without the requirement of posting bond. The remedies provided in this Section are in addition to any legal or equitable remedies existing at law or provided for in any other agreement between the Participant, the Company or any Affiliate, and will not be construed as a limitation upon, or as an alternative or in lieu of, any such remedies. If any provisions of this Section are determined by a court of competent jurisdiction to be unenforceable in part by reason of it being too great a period of time or covering too great a geographical area, it will be in full force and effect as to that period of time or geographical area determined to be reasonable by the court. If the Company is successful in enforcing a violation of Section 10, the Company shall be entitled to its attorneys' fees and costs.

(e)    For purposes of this Section, "Affiliate" and "Competitor" means the following:

(i)     "Affiliate" has the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

Exhibit 10.1

(ii)    "Competitor" means any person (including the Participant), legal entity, business or activity which is in competition with any services or financial products sold, or any business or activity engaged in, by the Company or any Affiliate within an area having a fifty (50) mile radius from the Corporate Headquarters of Company at the time the Participant ceases to be employed by, or provided service to, the Company for any reason; provided, that such business or activity is substantially similar to the business or activity in which the Participant is engaged while employed by, or providing service to, the Company.

(iii)     "Restrictive Covenant Period" means (A) with respect to the noncompetition restrictions set forth in Section 10(a) a six (6) month period and (B) with respect to the non-solicitation provisions set forth in Sections 10(b) and (c) a twelve (12) month period.

11.    Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects will be interpreted in accordance with the Plan. This grant is subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the shares, (c) changes in capitalization of the Company and (d) other requirements of applicable law. The Committee will have the authority to interpret and construe this grant pursuant to the terms of the Plan, and its decisions will be conclusive as to any questions arising hereunder.

12.    No Employment or Other Rights. This Agreement will not confer upon the Participant any right to be retained in the employment of the Company and will not interfere in any way with the right of the Company to terminate the Participant's employment at any time. The right of the Company to terminate at will the Participant's employment at any time for any reason is specifically reserved.

13.    Notice. Any notice to the Company provided for in this instrument will be addressed to the Company in care of the Corporate Secretary at the Company's corporate headquarters, and any notice to the Participant will be addressed to such Participant at the current address shown on the payroll records of the Company, or to such other address as the Participant may designate to the Company in writing. Any notice will be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

14.    Applicable Law. The validity, construction, interpretation and effect of this Agreement will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflicts of laws provisions thereof.

15.    Application of Section 409A of the Code. This Agreement is intended to comply with section 409A of the Internal Revenue Code of 1986, as amended (the "Code") and will in all respects be administered in accordance with section 409A of the Code. The issuance of Company Stock pursuant this Agreement is intended to be subject to a "substantial risk of forfeiture" under section 409A of the Code, and issued within the "short term deferral" exception under such statute following the lapse of the applicable forfeiture condition. Notwithstanding any provision in this Agreement to the contrary, if the Participant is a "specified employee" (as defined in section 409A of the Code) and it is necessary to postpone the commencement of any payments otherwise payable under this Agreement to prevent any accelerated or additional tax under section 409A of the Code, then the Company will postpone the payment until five (5) days after the end of the six-month period following the original payment date. If the Participant dies during the postponement period prior to the payment of postponed amount, the amounts withheld on account of section 409A of the Code will be paid to the personal representative of the Participant's estate within sixty (60) days after the date of the Participant's death. The determination of who is a specified employee, including the number and identity of persons considered specified employees and the identification date, will be made by the Board of Directors or its delegate in accordance with the provisions of sections 416(i) and 409A of the Code. In no event will the Participant, directly or indirectly, designate the calendar year of distribution. This Agreement may be amended without the consent of the Participant in any respect deemed by the Committee or its delegate to be necessary in order to preserve compliance with section 409A of the Code.

Exhibit 10.1

16.    Regulatory Limitations. Nothing in this Agreement shall be deemed to constitute an obligation of the Company or any Affiliate to make any payments or agree to make any payments to the Participant which require prior approval in accordance with the Federal Deposit Insurance Corporation ("FDIC") Regulations at 12 C.F.R. Part 359, Golden Parachute and Indemnification Payments ("359 Regulations"). Notwithstanding anything herein or in the Plan to the contrary, the vesting of such Restricted Stock Shares shall not accelerate upon the Retirement of the Participant or upon a Change of Control or Ownership unless such grant has been made at the time that the Company or any Affiliate is not subject to the 359 Regulations, such grant has been amended at the time that the Company or any Affiliate in not subject to the 359 Regulations, or the Company or any Affiliate has received the required prior approval in accordance with the 359 Regulations before providing for such accelerated vesting of such Restricted Stock Shares upon the Retirement of the Participant or upon a Change of Control or Ownership and again before any such payments are made upon such accelerated vesting.

IN WITNESS WHEREOF, the parties hereto, each intending to be legally bound, have executed this Agreement as set forth below.

Date	Date

Exhibit 10.1

Summary of Grant

Participant	Date of Grant	Restricted Stock Shares	Vesting Date

8/1/2019